UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest Event Reported) September 13, 2007

SUPERCLICK, INC.
(Name of Small Business Issuer in its charter)

WASHINGTON	52-2219677
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

10222 St Michel Suite 300 Montreal, Qc H1H-5H1

(Address of principal executive offices) (Zip Code)

 Issuer's Telephone Number (858) 518-1387

Issuer's Fax Number (858) 279-1799

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 13e-4(c))

Item 7.01 Regulation FD Disclosure

On September 12, 2007 at approximately 4:30 p.m. Eastern Standard Time (EST), the Company’s Chief Executive Officer, Sandro Natale and the Company’s Chief Financial Officer, Jean Perrotti, hosted a quarterly financial update via conference call. There will be a playback available from September 12, 2007 at 7:30pm EST through September 19, 2007 at 11:59 EST. To listen to the playback, please call 1-877-519-4471 when calling within the United States or 1-973-341-3080 when calling internationally. Please use pass code 9230004 for the replay.

The information in this report is filed pursuant to Item 7.01and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this report and the exhibit hereto may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements are made based on the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results or events may differ from those anticipated by forward-looking statements. Please refer to the italicized paragraph at the end of the attached press release and various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission for information concerning risks, uncertainties, and other factors that may affect future results.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

The following exhibits are furnished herewith:

Exhibit No.	Exhibit Description

99.1	Transcript of conference call dated September 12, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Superclick, Inc.

Date: September 13, 2007	By:	/s/ Jean Perrotti
Jean Perrotti

Chief Financial Officer and Principal Accounting Officer